EXHIBIT 99.1

Atrium Companies, Inc. Announces Financial Results
for the Fourth Quarter and Year Ended December 31, 2003

DALLAS, TX, March 24, 2004 — Atrium Companies, Inc. (“Atrium” or the “Company”), one of the largest non-wood window manufacturers in the United States, today announced its unaudited financial results for the fourth quarter and year ended December 31, 2003. Selected financial results are set forth in the table at the end of this press release and the Company’s definitive results will be included in Atrium’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the “SEC”) no later than Tuesday, March 30, 2004.

The following is a summary of Atrium’s financial highlights for the fourth quarters and years ended December 31, 2003 and 2002 (reported results include the results of MD Casting, Inc., Danvid Window Company, Aluminum Screen Manufacturers, Inc. and Superior Engineered Products Corporation (“Superior”) since their dates of acquisition, which were January 31, 2003, April 1, 2003, October 1, 2003 and December 31, 2003, respectively, while pro forma results give effect to the 2003 acquisitions, the sale of the Company, the debt refinancing and the 2002 closing of Kel-Star Building Products as if they had occurred as of the beginning of each of the respective periods presented):

Reported:

•	Net sales increased $25.5 million, or 19.6%, to $155.6 million during the fourth quarter of 2003 from $130.1 million during the fourth quarter of 2002, while net sales for the year increased $61.5 million, or 11.5%, to $597.8 million during 2003 from $536.3 million during 2002.

•	Gross profit totaled $46.8 million (30.1% of net sales) during the fourth quarter of 2003 compared to $42.9 million (33.0% of net sales) during the fourth quarter of 2002, while gross profit for the year totaled $189.3 million (31.7% of net sales) during 2003 compared to $176.0 million (32.8% of net sales) during 2002.

•	Net loss totaled $11.5 million during the fourth quarter of 2003 compared to net income of $3.5 million during the fourth quarter of 2002, while net income for the year totaled $6.3 million during 2003 compared to $14.0 million during 2002.

•	EBITDA totaled $16.0 million (10.3% of net sales) during the fourth quarter of 2003 compared to $17.2 million (13.2% of net sales) during the fourth quarter of 2002, representing a decrease of 7.0%, while EBITDA for the year totaled $73.8 million (12.3% of net sales) during 2003 compared to $71.1 million (13.3% of net sales) during 2002, representing an increase of 3.8%.

•	Adjusted EBITDA totaled $17.7 million (11.4% of net sales) during the fourth quarter of 2003 compared to $18.0 million (13.9% of net sales) during the fourth quarter of 2002, representing a decrease of 2.0%, while Adjusted EBITDA for the year totaled $78.5 million (13.1% of net sales) during 2003 compared to $75.1 million (14.0% of net sales) during 2002, representing an increase of 4.6%.

•	As of December 31, 2003, the Company had total liquidity of $59.2 million, including cash of $7.7 million, availability under its $50.0 million revolving credit facility of $41.3 million (net of outstanding letters of credit totaling $8.7 million) and availability under its $50.0 million accounts receivable securitization facility of $10.2 million (net of borrowings of $31.0 million and $8.8 million currently unavailable due to borrowing base limitations).

Pro Forma:

•	Net sales increased $11.4 million, or 7.2%, to $170.1 million during the fourth quarter of 2003 from $158.7 million during the fourth quarter of 2002, while net sales for the year increased $16.0 million, or 2.4%, to $681.9 million during 2003 from $665.9 million during 2002.

•	Gross profit totaled $50.8 million (29.8% of net sales) during the fourth quarter of 2003 compared to $50.3 million (31.7% of net sales) during the fourth quarter of 2002, while gross profit for the year totaled $215.8 million (31.6% of net sales) during 2003 compared to $211.5 million (31.8% of net sales) during 2002.

•	Net loss totaled $6.1 million during the fourth quarter of 2003 compared to net income of $5.5 million during the fourth quarter of 2002, while net income for the year totaled $18.1 million during 2003 compared to $30.4 million during 2002.

•	EBITDA totaled $19.0 million (11.2% of net sales) during the fourth quarter of 2003 compared to $20.2 million (12.7% of net sales) during the fourth quarter of 2002, representing a decrease of 5.9%, while EBITDA for the year totaled $88.7 million (13.0% of net sales) during 2003 compared to $88.2 million (13.2% of net sales) during 2002, representing an increase of 0.7%.

•	Adjusted EBITDA totaled $20.5 million (12.0% of net sales) during the fourth quarter of 2003 compared to $20.8 million (13.1% of net sales) during the fourth quarter of 2002, representing a decrease of 1.3%, while Adjusted EBITDA for the year totaled $92.2 million (13.5% of net sales) during 2003 compared to $90.8 million (13.6% of net sales) during 2002, representing an increase of 1.6%.

“While the fourth quarter financial results were not as strong as expected, we are pleased with our accomplishments during 2003, which included three quarters of strong financial performance, four acquisitions and the sale of the Company. The fourth quarter results include a significant non-cash LIFO expense and additional reserves for workers’ compensation costs. Excluding these amounts, the quarter would have been consistent with prior financial performance. Overall, 2003 was a very strong year and while growth was not as high as desired, we were able to overcome the loss of approximately $15 million in Lowe’s business and still grow pro forma sales and EBITDA,” stated Chairman, President and Chief Executive Officer, Jeff L. Hull. “As reported in recent press releases, we completed the sale of the Company and the acquisition of Superior on December 10th and December 31st, respectively. With these transactions behind us, we can get back to running the business and pick up where we left off in 2003,” added Mr. Hull.

The results for the fourth quarter and year ended December 31, 2003 discussed herein are preliminary and subject to completion of the annual audit by Atrium’s independent public auditors. We can provide no assurance that these results will not be subject to adjustment or reclassification upon completion of the audit.

Atrium will hold a conference call at 10:00 a.m. (central) on Friday, March 26, 2004 to discuss its fourth quarter and year-end results. The call-in number is (888) 428-4471 (reference “Atrium 2003 Year-end Earnings”). A replay will be available at 3:15 p.m. (central) on March 26, 2004 and will run until 11:59 p.m. (central) on April 9, 2004. The replay call-in number is (800) 475-6701, access code 722908.

Atrium, based in Dallas, Texas, is one of the largest non-wood window manufacturers in the United States, with annual pro forma net sales of approximately $700 million, over 6,000 employees and 56 manufacturing facilities and distribution centers in 22 states and Mexico.

Atrium Companies, Inc.
Unaudited selected historical and pro forma financial results
(dollars in millions)

Reported:

	Fourth Quarter Ended December 31,
	2003	2002
Net sales	$155.6	$130.1
Gross profit	46.8	42.9
Net income (loss)	(11.5)	3.5
EBITDA	16.0	17.2
Adjusted EBITDA	17.7	18.0

	Year Ended December 31,
	2003	2002
Net sales	$597.8	$536.3
Gross profit	189.3	176.0
Net income	6.3	14.0
EBITDA	73.8	71.1
Adjusted EBITDA	78.5	75.1

Pro Forma:

	Fourth Quarter Ended December 31,
	2003	2002
Net sales	$170.1	$158.7
Gross profit	50.8	50.3
Net income (loss)	(6.1)	5.5
EBITDA	19.0	20.2
Adjusted EBITDA	20.5	20.8

	Year Ended December 31,
	2003	2002
Net sales	$681.9	$665.9
Gross profit	215.8	211.5
Net income	18.1	30.4
EBITDA	88.7	88.2
Adjusted EBITDA	92.2	90.8

The reconciliation of net income (loss) (in accordance with GAAP) to EBITDA and Adjusted EBITDA (as defined below) is summarized as follows (dollars in millions):

Reported:

	Fourth Quarter Ended December 31,
	2003	2002
Net income (loss)	$(11.5)	$3.5
Interest expense	11.2	9.0
Securitization expense	1.0	0.3
Income taxes	(0.2)	0.1
Depreciation and amortization	4.9	3.9
Stock compensation expense	—	0.1
Special charges	10.6	0.3

EBITDA	16.0	17.2
Management fees	0.4	0.5
LIFO expense (benefit)	0.8	(0.1)
Operating lease conversion	0.5	0.4

Adjusted EBITDA	$17.7	$18.0

	Year Ended December 31,
	2003	2002
Net income	$6.3	$14.0
Interest expense	36.2	35.9
Securitization expense	1.9	1.1
Income taxes	0.4	0.6
Depreciation and amortization	17.4	14.9
Stock compensation expense	0.6	0.4
Special charges	11.0	4.2

EBITDA	73.8	71.1
Management fees	1.7	1.9
LIFO expense	0.9	0.3
Operating lease conversion	2.1	1.8

Adjusted EBITDA	$78.5	$75.1

Pro Forma:

	Fourth Quarter Ended December 31,
	2003	2002
Net income (loss)	$(6.1)	$5.5
Interest expense	8.5	8.8
Securitization expense	0.2	0.2
Income taxes	0.5	0.5
Depreciation and amortization	5.8	5.2
Stock compensation expense	—	—
Special charges	10.1	—

EBITDA	19.0	20.2
Management fees	—	—
LIFO expense (benefit)	0.8	(0.1)
Operating lease conversion	0.5	0.5
Owners’ compensation	0.2	0.2

Adjusted EBITDA	$20.5	$20.8

	Year Ended December 31,
	2003	2002
Net income	$18.1	$30.4
Interest expense	34.6	34.5
Securitization expense	1.0	1.0
Income taxes	3.1	2.5
Depreciation and amortization	21.6	19.7
Stock compensation expense	0.3	0.1
Special charges	10.0	—

EBITDA	88.7	88.2
Management fees	—	—
LIFO expense	0.9	0.3
Operating lease conversion	2.1	1.8
Owners’ compensation	0.5	0.5

Adjusted EBITDA	$92.2	$90.8

EBITDA, for purposes of this press release, is defined as earnings before interest, securitization expense, income taxes, depreciation and amortization, stock compensation expense and special charges. Adjusted EBITDA, for purposes of this press release is defined as EBITDA plus (i) historical management fees in excess of ongoing management fees, (ii) non-cash LIFO expense, (iii) historical rent expense related to operating leases which were converted to capital leases on December 31, 2003 and January 1, 2004, and (iv) compensation paid to the former Chairman of Superior, no longer employed by the Company. While we do not intend for EBITDA or Adjusted EBITDA to represent cash flow from operations as defined by GAAP and we do not suggest that you consider it as an indicator of operating performance or an alternative to cash flow or operating income (as measured by GAAP) or as a measure of liquidity, we include it herein to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. We believe EBITDA and Adjusted EBITDA provide investors and analysts in the building materials industry the necessary information to analyze and compare our historical results on a comparable basis with other companies on the basis of operating performance, leverage and liquidity. However, as EBITDA and Adjusted EBITDA are not defined by GAAP, it may not be calculated on the same basis as other similarly titled measures of other companies within the building materials industry.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from those projected or suggested herein due to certain risks and uncertainties including, without limitation, operating risks. Those and other risks are described in Atrium’s filings with the SEC made over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company’s Chief Financial Officer.